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                                                                    EXHIBIT 99.4

                                 April 16, 1998

To The Board of Directors of FelCor Suite Hotels, Inc.:

     The undersigned consents to serve as a director of FelCor Suite Hotels, Inc. if the merger contemplated by the Agreement and Plan of Merger dated as of March 23, 1998 between FelCor Suite Hotels, Inc. and Bristol Hotel Company is consummated and to be named as a potential director of FelCor Suite Hotels, Inc. in the Form S-4 Registration Statement for the merger transaction.

                                                  /s/ RICHARD C. NORTH
                                            ------------------------------------
                                                      Richard C. North